Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement of Uroplasty, Inc. on Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated June 6, 2007, relating to the consolidated financial statements appearing in the Annual Report on Form 10-KSB of Uroplasty, Inc. and Subsidiaries for the year ended March 31, 2007. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.
/s/ MCGLADREY & PULLEN, LLP
Minneapolis, Minnesota
January 28, 2008